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                                                                      Exhibit 11

                        TALX CORPORATION AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                                   (unaudited)

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                                                          THREE MONTHS ENDED DECEMBER 31,   NINE MONTHS ENDED DECEMBER 31,
                                                          -------------------------------   ------------------------------
                                                                 2004          2005                2004          2005
                                                             -----------   -----------         -----------   -----------
Basic Earnings Per Share:
   Net earnings:
      Continuing operations                                  $ 4,813,000   $ 7,422,000         $ 8,941,000   $20,998,000
      Discontinued operations                                    153,000       222,000             440,000       450,000
                                                             -----------   -----------         -----------   -----------
         Net earnings                                        $ 4,966,000   $ 7,644,000         $ 9,381,000   $21,448,000
                                                             ===========   ===========         ===========   ===========
   Weighted average number of common shares outstanding       31,383,015    31,928,437          31,383,015    31,738,308
   Less: weighted average number of treasury shares             (390,610)           --            (500,797)      (31,941)
                                                             -----------   -----------         -----------   -----------
      Weighted average number of common and common
         equivalent shares outstanding                        30,992,405    31,928,437          30,882,218    31,706,367
                                                             ===========   ===========         ===========   ===========

   Basic earnings per common share:
      Continuing operations                                  $      0.16   $      0.23         $      0.29   $      0.66
      Discontinued operations                                         --          0.01                0.01          0.02
                                                             -----------   -----------         -----------   -----------
         Net earnings                                        $      0.16   $      0.24         $      0.30   $      0.68
                                                             ===========   ===========         ===========   ===========

Diluted Earnings Per Share:

   Net earnings:
      Continuing operations                                  $ 4,813,000   $ 7,422,000         $ 8,941,000   $20,998,000
      Discontinued operations                                    153,000       222,000             440,000       450,000
                                                             -----------   -----------         -----------   -----------
         Net earnings                                        $ 4,966,000   $ 7,644,000         $ 9,381,000   $21,448,000
                                                             ===========   ===========         ===========   ===========

   Weighted average number of common shares outstanding       31,383,015    31,928,437          31,383,015    31,738,308
   Dilutive effect of restricted shares                           16,142        40,323               5,400        37,917
   Weighted average number of shares issuable under
      employee stock plans                                        16,357         9,936              16,357         9,936
   Dilutive effect of the exercise of stock options            1,610,484     2,104,796           1,398,747     1,961,245
   Dilutive effect of the exercise of warrants                    83,962            --              81,801            --
   Less: weighted average number of treasury shares             (390,610)           --            (500,797)      (31,941)
                                                             -----------   -----------         -----------   -----------
      Weighted average number of common and common
         equivalent shares outstanding                        32,719,350    34,083,492          32,384,523    33,715,465
                                                             ===========   ===========         ===========   ===========

   Diluted earnings per common share:
      Continuing operations                                  $      0.15   $     0.22          $      0.28   $      0.62
      Discontinued operations                                         --            --                0.01          0.02
                                                             -----------   -----------         -----------   -----------
         Net earnings                                        $      0.15   $      0.22         $      0.29   $      0.64
                                                             ===========   ===========         ===========   ===========
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